EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K  for the year ended June 30, 2009 (the “Report”) by T.O.D. Taste on Demand Inc. (the "Company"), David Katzir, the President, Treasurer, and Director of the Company, certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge::

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   September 22, 2009

By:	/s/ David Katzir
Name:	David Katzir
Title:	President, Treasurer, and Director (Principal Executive and Financial Officer)